UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2004

VCG HOLDING CORP.

(Exact name of registrant as specified in its charter)

Colorado	000-50291	84-1157022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Union Blvd, Suite 540, Lakewood, CO 80228

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 2. Acquisitions of Assets.

The following event occurred on July 1, 2004:

VCG Holding Corp. (the “Company”) purchased all of the outstanding common stock of VCG Restaurant Denver, Inc. (“VCG”) consisting of 1,000 shares of common stock, $.0001 par value in consideration for the cancellation of a $1,300,000 promissory note of Troy H Lowrie Chairman and CEO payable to VCG Holding Corp., a copy of which is attached hereto as Exhibit 10.17. The purchase was effective on June 30, 2004.

VCG Restaurant Denver, Inc. operates an adult entertainment nightclub known as Centerfold Showclub located, Denver, Colorado and is licensed by the City and County of Denver for live adult entertainment.

The Company is exercising its option to purchase the nightclub as part of its agreement with Mr. Lowrie dated June 3, 2003, a copy of which is attached hereto as Exhibit 10.13.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

No financial statements are required for this filing

(b) Pro forma financial information.

No financial statements are required for this filing

(c)	Exhibits.

10.13	Letter agreement June 3, 2003*

10.16	Stock Purchase Agreement, executed effective June 30, 2004, by and among VCG Holding Corp., Troy H Lowrie and VCG Restaurants, Inc.

10.17	Promissory Note (Cancelled)

*	Incorporated by reference from VCG’s 8-K (000-05291) filed on August 5,2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2004	VCG HOLDING CORP.

	By:	/s/ Donald W. Prosser
Donald W. Prosser, Director and Chief Financial and Accounting Officer

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EXHIBIT INDEX

10.13	Letter agreement June 3,2003*

10.16	Stock Purchase Agreement, executed effective June 30, 2004, by and among VCG Holding Corp., Troy H Lowrie and VCG Restaurants, Inc.

10.17	Promissory Note (Cancelled)

*	Incorporated by reference from VCG’s 8-K (000-05291) filed on August 5,2003

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